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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      UNIVERSAL COMPRESSION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                 13-3989167
           (State of incorporation                            (I.R.S. Employer
                 or organization)                            Identification No.)

              4440 BRITTMOORE ROAD
                   HOUSTON, TEXAS                                 77041
    (Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ ]

Securities Act registration statement file number to which this Form relates:
333-34090

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                                          Name of each exchange on
         to be so registered                                     which each class is to be registered
         -------------------                                     ------------------------------------
Common Stock, par value $0.01 per share                                New York Stock Exchange

Series A Junior Participating Preferred Stock Purchase Rights          New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None




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                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The description of the common stock, par value $0.01 per share, and the right to purchase one one-thousandth of a preferred share of Universal Compression Holdings, Inc., a Delaware corporation (the "Registrant"), to be registered herein is set forth under the caption "Description of Capital Stock" and "Anti-Takeover Provisions of Our Restated Certificate of Incorporation and Bylaws -- Rights Agreement" in the Registrant's prospectus that forms a part of the Registrant's Registration Statement on Form S-1, as amended (the "Registration Statement") that was initially filed with the Securities and Exchange Commission on April 5, 2000 (File No. 333-34090). Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.           EXHIBITS.

1. Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to Form S-4/A dated September 17, 1998 to Registrant's Registration Statement on Form S-4 (File No. 333-48283)).

2. Restated Certificate of Incorporation of the Registrant (to be filed as exhibit 3.2 to the Registration Statement and incorporated herein by reference)).

3.                Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 of Amendment No. 1 to Form S-4/A dated July 30, 1998 to Registrant's Registration Statement on Form S-4 (File No. 333-48283)).

4. Restated Bylaws of the Registrant (to be filed as exhibit 3.4 to the Registration Statement and incorporated herein by reference).

5.                Specimen of common stock certificate (to be filed as exhibit
                  4.1 to the Registration Statement and incorporated herein by reference).

6. Rights Agreement, which includes as Exhibit A thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Series A Preferred Stock (to be filed as
                  Exhibit 4.13 to the Registration Statement and incorporated herein by reference).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     UNIVERSAL COMPRESSION HOLDINGS, INC.



Date:  April 20, 2000               By:         /s/ RICHARD W. FITZGERALD
                                         ---------------------------------------
                                         Name:      Richard W. FitzGerald
                                         Title:     Senior Vice President and
                                                    Chief Financial Officer



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                                INDEX TO EXHIBITS


Exhibit Number                      Description of Exhibits
--------------                      -----------------------
1.                         Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to Form S-4/A dated September 17, 1998 to
                           Registrant's Registration Statement on Form S-4 (File No. 333-48283)).

2.                         Restated Certificate of Incorporation of the Registrant (to be filed as exhibit 3.2 to the Registration Statement and incorporated herein by reference).

3.                         Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to Form S-4/A dated July 30, 1998 to Registrant's Registration Statement on Form S-4
                           (File No. 333-48283)).

4.                         Restated Bylaws of the Registrant (to be filed as exhibit 3.4 to the Registration
                           Statement and incorporated herein by reference).

5.                         Specimen of common stock certificate (to be filed as exhibit 4.1 to the Registration
                           Statement and incorporated herein by reference).

6.                         Rights Agreement, which includes as Exhibit A thereto the form of Certificate of
                           Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, as
                           Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to
                           Purchase Series A Preferred Stock (to be filed as Exhibit 4.13 to the Registration
                           Statement and incorporated herein by reference).